Cellular Dynamics International, Inc.
University Research Park
525 Science Drive, Suite 200
Madison, WI 53711

Dr. James A. Thomson
3420 Genetics-Biotechnology Center Bldg.
425 Henry Mall
Madison, WI 53706

Dear Jamie:

As you know, in connection with the grant on October 18, 2010 to you of an option for the purchase of shares of common stock of Cellular Dynamics International, Inc. (the “Company”) under the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”), you and the Company entered into a certain letter agreement dated October 18, 2010 (the “2010 Letter Agreement”).

This letter (when fully executed and delivered by you as contemplated below, this “Agreement”) will confirm our understanding, effective as of December 20, 2011, regarding the amendment of the 2010 Letter Agreement in connection with, and as consideration for, the grant on December 20, 2011 to you of an additional option for the purchase of 600,000 shares of Company common stock under the Plan, as follows:

1.    Amendment of 2010 Letter Agreement regarding Noncompetition Agreement. As consideration for the Option evidenced by the Nonstatutory Stock Option Agreement dated December 20, 2011 between the Company and you, you hereby agree with the Company that that Section 3(b)(v) of the 2010 Letter Agreement, the definition of the “Restricted Period,” shall be amended by deleting such definition in its entirety and inserting in place thereof the following:
“(v)    “Restricted Period” is:  (i) for purposes hereof and of, and with respect to, the Nonstatutory Stock Option Agreement dated October 18, 2010 between the Company and you (including with respect to the Option evidenced thereby and any Shares issued upon the exercise of such Option), the four year period commencing on October 18, 2010; and (ii) for purposes hereof and of, and with respect to, the Nonstatutory Stock Option Agreement dated December 20, 2011 between the Company and you (including with respect to the Option evidenced thereby and any Shares issued upon the exercise of such Option), the four year period commencing on December 20, 2011.”

2.    Certain Capitalized Terms. Certain capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings assigned to such terms in the Plan.
3.    No Other Amendment of 2010 Letter Agreement. Except for the amendment set forth above, the 2010 Letter Agreement shall remain in full force and effect.
If this letter correctly sets forth your understanding of our agreement, please sign a copy in the space provided below and return it to the Company.
Very truly yours,

Cellular Dynamics International, Inc.

/s/ Thomas M. Palay

Thomas M. Palay
President

I confirm my agreement with
the terms and conditions of this letter.

/s/ James A. Thomson_____________
James A. Thomson

Date:_1/24/12____________________

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